                                                                      EXHIBIT 11

                                THE BUCKLE, INC.
                       COMPUTATIONS OF EARNINGS PER SHARE
              (dollar amounts in thousands, except per share data)


                                                Thirteen Weeks Ended                             Thirteen Weeks Ended
                                                  November 3, 2001                                 October 28, 2000
                                    ---------------------------------------------   ---------------------------------------------
                                          Income           Shares      Per Share         Income            Shares      Per Share
                                                                         Amount                                          Amount

Basic EPS
  Net Income                            $   11,021         20,740     $     0.53       $    11,605          20,581     $     0.56

Effect of Dilutive Securities
  Stock Options                                  -            797              -                 -             795              -
                                    ---------------------------------------------   ---------------------------------------------

Diluted EPS                             $   11,021         21,537     $     0.51       $    11,605          21,376     $     0.54
                                    =============================================   =============================================



                                               Thirty-nine Weeks Ended                         Thirty-nine Weeks Ended
                                                  November 3, 2001                                October 28, 2000
                                    ---------------------------------------------   ---------------------------------------------
                                          Income           Shares      Per Share         Income            Shares      Per Share
                                                                         Amount                                          Amount

Basic EPS
  Net Income                            $   19,169         20,635     $     0.93       $    19,971         20,608      $     0.97

Effect of Dilutive Securities
  Stock Options                                  -            889              -                 -            820               -
                                    ---------------------------------------------   ---------------------------------------------

Diluted EPS                             $   19,169         21,524     $     0.89       $    19,971         21,428      $     0.93
                                    =============================================   =============================================